                                       Rule 424(b)(3)
                                       File No. 333-58723


Pricing Supplement No. 21              Dated: April 21, 1999
(To Prospectus dated July 17, 1998
Prospectus Supplement dated August 28, 1998)


U.S.$5,000,000,000

Heller Financial, Inc.

Medium-Term Notes, Series I

(Registered Notes- Floating Rate)
Due From Nine Months to Thirty Years From Date of Issue

Principal Amount: $300,000,000           Issue Price: 100.00%

Original Issue Date: April 27, 1999      Stated Maturity Date: April 28, 2003

Form: [X] Book-Entry  [ ] Certificated

Depositary: Depository Trust Company

Specified Currency: U.S. Dollars
     (If other than U.S. Dollars, see attached)

Option to Receive Payments in Specified Currency: [ ] Yes [ ] No
     (Applicable only if Specified Currency is other than U.S. Dollars)

Authorized Denominations:
     (Applicable only if Specified Currency is other than U.S. Dollars)

Base Rate:   [] Commercial Paper Rate [X] LIBOR [] Treasury Rate
             [] Federal Funds Rate [] Prime Rate [] Other:

Interest Reset Period: Quarterly

Interest Payment Period: Quarterly

Interest Reset Dates: (If other than as specified in the Prospectus Supplement):
The 28th day of April, July, October, and January, beginning July 28, 1999 up to but excluding the Stated Maturity Date.

Interest Payment Dates: (If other than as specified in the Prospectus Supplement): The 28th day of April, July, October, and January, beginning July 28, 1999 up to and including the Stated Maturity Date.

Interest Determination Date(s): Two London Banking Days prior to each Interest Reset Date

Initial Interest Rate: To be determined

Index Maturity: 3 Month Libor

                                       Rule 424(b)(3)
                                       File No. 333-58723


Pricing Supplement No. 21              Dated: April 21, 1999
(To Prospectus dated July 17, 1998
Prospectus Supplement dated August 28, 1998)



Day Count Convention: Act/360

Maximum Interest Rate: N/A             Minimum Interest Rate: N/A

Spread (+/-): +.26%                    Spread Multiplier: N/A

Optional Redemption: [ ] Yes [X] No
     Initial Redemption Date:
     The Redemption Price shall initially be % of the principal amount of the Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date by % of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

Optional Repayment: [ ] Yes [X] No
     Optional Repayment Dates:
     Optional Repayment Prices:

Repayment Provisions:
     (If other than as specified in the Prospectus Supplement)

Discount Note: [ ] Yes [X] No
     Total Amount of OID:
     Yield to Maturity:
     Initial Accrual Period OID:
Calculation Agent: Heller Financial, Inc.
Exchange Rate Agent: N/A
Recognized Foreign Exchange Dealers: N/A
Discount or Commission: .18153%

Other Provisions:   a)   AMOUNT ISSUED TO DATE, PRIOR TO PRICING SUPPLEMENT NO.
                         21 UNDER MTN-SERIES I PROGRAM: $1,408,375,000.00
                    b)   CUSIP #42333HLF7

Agent: Chase Securities Inc.
       270 Park Avenue
       New York, New York 10017

                                       Rule 424(b)(3)
                                       File No. 333-58723


Pricing Supplement No. 22              Dated: April 22, 1999
(To Prospectus dated July 17, 1998
Prospectus Supplement dated August 28, 1998)


U.S.$5,000,000,000

Heller Financial, Inc.

Medium-Term Notes, Series I

(Registered Notes- Floating Rate)
Due From Nine Months to Thirty Years From Date of Issue

Principal Amount: $50,000,000            Issue Price: 100.00%

Original Issue Date: April 27, 1999      Stated Maturity Date: April 28, 2003

Form: [X] Book-Entry  [ ] Certificated

Depositary: Depository Trust Company

Specified Currency: U.S. Dollars
     (If other than U.S. Dollars, see attached)

Option to Receive Payments in Specified Currency: [ ] Yes [ ] No
     (Applicable only if Specified Currency is other than U.S. Dollars)

Authorized Denominations:
     (Applicable only if Specified Currency is other than U.S. Dollars)

Base Rate:     [] Commercial Paper Rate [X] LIBOR [] Treasury Rate
               [] Federal Funds Rate [] Prime Rate [] Other:

Interest Reset Period: Quarterly

Interest Payment Period: Quarterly

Interest Reset Dates: (If other than as specified in the Prospectus Supplement):
The 28th day of April, July, October, and January, beginning July 28, 1999 up to but excluding the Stated Maturity Date.

Interest Payment Dates: (If other than as specified in the Prospectus Supplement): The 28th day of April, July, October, and January, beginning July 28, 1999 up to and including the Stated Maturity Date.


Interest Determination Date(s): Two London Banking Days prior to each Interest Reset Date

Initial Interest Rate: To be determined

                                       Rule 424(b)(3)
                                       File No. 333-58723


Pricing Supplement No. 22              Dated: April 22, 1999
(To Prospectus dated July 17, 1998
Prospectus Supplement dated August 28, 1998)



Index Maturity: 3 Month Libor

Day Count Convention: Act/360

Maximum Interest Rate: N/A             Minimum Interest Rate: N/A

Spread (+/-): +.23%                    Spread Multiplier: N/A

Optional Redemption: [ ] Yes [X] No
     Initial Redemption Date:
     The Redemption Price shall initially be % of the principal amount of the Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date by % of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

Optional Repayment: [ ] Yes [X] No
     Optional Repayment Dates:
     Optional Repayment Prices:

Repayment Provisions:
     (If other than as specified in the Prospectus Supplement)

Discount Note: [ ] Yes [X] No
     Total Amount of OID:
     Yield to Maturity:
     Initial Accrual Period OID:
Calculation Agent: Heller Financial, Inc.
Exchange Rate Agent: N/A
Recognized Foreign Exchange Dealers: N/A
Discount or Commission: .18164%

Other Provisions:   a)   AMOUNT ISSUED TO DATE, PRIOR TO PRICING SUPPLEMENT NO.
                         22 UNDER MTN-SERIES I PROGRAM: $1,708,375,000.00
                    b)   CUSIP #42333HLG5

Agent: Chase Securities Inc.
       270 Park Avenue
       New York, New York 10017

                                       Rule 424(b)(3)
                                       File No. 333-58723


Pricing Supplement No. 23              Dated: April 22, 1999
(To Prospectus dated July 17, 1998
Prospectus Supplement dated August 28, 1998)


U.S.$5,000,000,000

Heller Financial, Inc.

Medium-Term Notes, Series I

(Registered Notes- Floating Rate)
Due From Nine Months to Thirty Years From Date of Issue

Principal Amount: $75,000,000            Issue Price: 100.00%

Original Issue Date: April 26, 1999      Stated Maturity Date: April 26, 2002

Form: [X] Book-Entry  [ ] Certificated

Depositary: Depository Trust Company

Specified Currency: U.S. Dollars
     (If other than U.S. Dollars, see attached)

Option to Receive Payments in Specified Currency: [ ] Yes [ ] No
     (Applicable only if Specified Currency is other than U.S. Dollars)

Authorized Denominations:
     (Applicable only if Specified Currency is other than U.S. Dollars)

Base Rate:   [] Commercial Paper Rate [X] LIBOR [] Treasury Rate
             [] Federal Funds Rate [] Prime Rate [] Other:

Interest Reset Period: Quarterly

Interest Payment Period: Quarterly

Interest Reset Dates: (If other than as specified in the Prospectus Supplement):
The 26th day of April, July, October, and January, beginning July 26, 1999 up to but excluding the Stated Maturity Date.

Interest Payment Dates: (If other than as specified in the Prospectus Supplement): The 26th day of April, July, October, and January, beginning July 26, 1999 up to and including the Stated Maturity Date.

Interest Determination Date(s): Two London Banking Days prior to each Interest Reset Date

Initial Interest Rate: 5.1775%

Index Maturity: 3 Month Libor

                                       Rule 424(b)(3)
                                       File No. 333-58723


Pricing Supplement No. 23              Dated: April 22, 1999
(To Prospectus dated July 17, 1998
Prospectus Supplement dated August 28, 1998)



Day Count Convention: Act/360

Maximum Interest Rate: N/A             Minimum Interest Rate: N/A

Spread (+/-): +.18%                    Spread Multiplier: N/A

Optional Redemption: [ ] Yes [X] No
     Initial Redemption Date:
     The Redemption Price shall initially be % of the principal amount of the Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date by % of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

Optional Repayment: [ ] Yes [X] No
     Optional Repayment Dates:
     Optional Repayment Prices:

Repayment Provisions:
     (If other than as specified in the Prospectus Supplement)

Discount Note: [ ] Yes [X] No
     Total Amount of OID:
     Yield to Maturity:
     Initial Accrual Period OID:
Calculation Agent: Heller Financial, Inc.
Exchange Rate Agent: N/A
Recognized Foreign Exchange Dealers: N/A
Discount or Commission: .1381%

Other Provisions:   a)   AMOUNT ISSUED TO DATE, PRIOR TO PRICING SUPPLEMENT NO.
                         23 UNDER MTN-SERIES I PROGRAM: $1,758,375,000.00
                    b)   CUSIP #42333HLH3

Agent: Barclays Capital
       222 Broadway, 7th Floor
       New York, New York  10038